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                                                                   EXHIBIT 3.1.1

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                                 AUDIBLE, INC.

                            Pursuant to Section 242
                        of the General Corporation Law
                           of the State of Delaware
                           ------------------------


     Audible, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST: At a meeting held in accordance with the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted resolutions pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth amendments to the Certificate of Incorporation of the Corporation and declaring said amendments to be advisable. The stockholders of the Corporation duly approved said proposed amendments by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendments. The resolutions setting forth the amendments are as follows:

     RESOLVED:  That the first paragraph of Article FOURTH of the Certificate of
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Incorporation of the Corporation be and hereby is deleted and the following first paragraph of Article FOURTH is inserted in lieu thereof:

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 12,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), (ii) 534,000 shares of Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"), (iii) 534,000 shares of Series A-1 Convertible Preferred Stock, par value $.01 per share (the "Series A-1 Preferred Stock"), (iv) 2,100,000 shares of Series B Preferred Stock, $.01 par value per share (the "Series B Preferred Stock"), and (v) 2,300,000 shares of Series C Preferred Stock, par value $.01 per share (the "Series C Preferred Stock") (the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are sometimes collectively referred herein as the "Preferred Stock"). As used herein, the term "Series A Preferred Stock" means the Series A Preferred Stock and the Series A-1 Preferred Stock share-for-share alike and without distinction, as except as the context otherwise requires.
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     RESOLVED:  That Sections 4(d)(i)(D) and 4(d)(i)(E) of "B. PREFERRED STOCK"
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of Article FOURTH of the Certificate of Incorporation of the Corporation be and
hereby are deleted and the following Sections be inserted in lieu thereof:

     "(D) "Excluded Stock" shall mean (I) Common Stock issued or issuable (a) upon conversion of the Preferred Stock, (b) upon the exercise of Employee Stock Options, (c) pursuant to the Stock Restriction Agreements, (d) upon exercise of the Common Stock Warrants, (e) in transactions referred to in subsections (vi) and (vii) of this Subsection 4(d), (II) Series B Preferred Stock issuable upon exercise of the Series B Warrants, and (III) Series C Preferred Stock issuable upon exercise of the Series C Warrants."

     "(E) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding Employee Stock Options, Series B Warrants, Series C Warrants or Common Stock Warrants, as described below."

     RESOLVED:  That the following sections be added as Sections 4(d)(i)(J) of
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"B.  PREFERRED STOCK" of Article FOURTH of the Certificate of Incorporation:

     "(J) "Series C Warrants" shall mean the Warrant Agreement issued to Comdisco, Inc."

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President this 22nd day of July, 1997.

                                               AUDIBLE, INC.


                                               By: /s/ Donald Katz
                                                   ---------------
                                                       Donald Katz, President



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